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                                                                    EXHIBIT 10.3

                                 AMENDMENT NO. 1
                        TO REGISTRATION RIGHTS AGREEMENT

     This Amendment No. 1 to Registration Rights Agreement dated as of June ___, 2006 ("Amendment") amends that certain Registration Rights Agreement (the "Agreement") dated November 14, 2005 by and among Health Fitness Corporation, a Minnesota corporation (the "Company"), and each of the entities listed on Exhibit A hereto, among others (each an "Investor"). Capitalized terms that are used and not defined in this Amendment shall have the meanings assigned to them in the Agreement.

                                   WITNESSETH:

     WHEREAS, the Company and each of the Investors have entered into the Agreement;

     WHEREAS, the Company and each of the Investors, together with each other party to the Agreement, all of whom are executing a document substantially similar to this Amendment, desire to amend the Agreement pursuant to Section 6(f) of the Agreement to reflect the changes set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Amendment to Section 2(d). Section 2(d) of the Agreement shall be deleted in its entirety and replaced with the following:

          "(d) If (i) a Registration Statement is not filed on or prior to its Filing Date, (ii) a Registration Statement is not declared effective by the Commission on or prior to its required Effectiveness Date, or (iii) after its Effective Date, without regard for the reason thereunder or efforts therefor, such Registration Statement ceases, for any reason, to be effective and available to the Holders as to all Registrable Securities to which it is required to cover (excluding, for avoidance of doubt, Registrable Securities of Holders who failed to comply with Section 2(e)) at any time prior to the expiration of the Effectiveness Period (any such failure or breach being referred to as an "Event," and the date on which such Event occurs being referred to as an "Event Date"), then, in addition to any other rights available to the Holders under the Transaction Documents or under applicable law, on each monthly anniversary of each such Event Date and until such time as all then continuing Events shall have been cured, the Company shall pay to each Holder (excluding, for avoidance of doubt, Holders who failed to comply with Section 2(e)) an amount in cash, as partial liquidated damages and not as a penalty, equal to one percent (1%) of the aggregate purchase price paid by such Holder under the Purchase Agreement for any Registrable Securities then held by such Holder for each 30-day period, or pro rata from any portion thereof, following such Event Date, provided, however, that the aggregate amount the Company shall be required to pay to the Holders shall not exceed 9.0% of the aggregate purchase price paid by such Holder under the Purchase Agreement for any Registrable Securities. For the purposes of the foregoing, each month will be deemed to be thirty (30) days in length. Any liquidated damages payable under this Section 2(d) shall be in addition to any remedies available to the Holders at law or in equity by reason of any breach of this Agreement by the Company. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven (7)


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days after the date payable, the Company will pay interest thereon at a rate of
12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding the foregoing, the provisions of this clause (d) shall be inapplicable if the Event is attributable to the occurrence of one or more Company Events arising after the Effective Date of a Registration Statement, provided, such inapplicability shall last only during such time as the Holders are obligated to comply with the provisions of Section 6(e) with respect to one or more Company Events, not to exceed 90 days in any twelve-month period."

     Section 2. Binding Effect. Except to the extent expressly provided herein, the Agreement shall remain in full force and effect in accordance with its terms. This Amendment shall be governed by and construed as one with the Agreement, and the Agreement shall be read and construed so as to incorporate this Amendment.

     Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

     Section 4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

    [The remainder of this page has been intentionally left blank; the next page is the signature page.]


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                        HEALTH FITNESS CORPORATION


                                        By:
                                            ------------------------------------
                                        Name: Jerry V. Noyce
                                        Title: CEO and President


                                        INVESTOR


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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                                    EXHIBIT A
                                       TO
                AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

          The "Investors" for purposes of the Amendment No. 1 to Registration Rights Agreement to which this Exhibit relates are:


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